UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2009

Kellogg Company

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2009, Kellogg Company (“Kellogg” or the “Company”) announced that, effective January 3, 2010 (the first day of the Company’s 2010 fiscal year), Ronald L. Dissinger, vice president, Kellogg Company, chief financial officer, Kellogg North America, would assume the role of chief financial officer of the Company, and report to John A. Bryant. Mr. Bryant, the Company’s executive vice president, chief operating officer and chief financial officer will continue in his role as executive vice president and chief operating officer.

Mr. Dissinger, 50, has been vice president, Kellogg Company and chief financial officer, Kellogg North America since August 2007. He joined Kellogg in 1987 and served in several roles of increasing responsibility before being promoted to corporate vice president and chief financial officer, Kellogg International in June 2004. In 2005, he was appointed vice president and chief financial officer, Kellogg International and chief financial officer, Kellogg Europe.

On December 8, 2009, Kellogg issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: December 8, 2009		/S/ GARY H. PILNICK
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

99.1	Kellogg Company’s December 8, 2009 Press Release.